SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2003

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c)          Exhibits

99.1                           Press release dated May 12, 2003

99.2                           Prepared script for conference call held on May 13, 2003

Item 9. Regulation FD Disclosure.

The information included in this section is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” and is included under this Item 9 in accordance with SEC Release No. 33-8216. The information included in the section is also intended to be furnished and not filed pursuant to Regulation FD.

On May 12, 2003, Rural Cellular Corporation announced financial results for the first quarter of 2003.  The press release is attached hereto as Exhibit 99.1. On May 13, 2003 at 8:00 AM CT, Rural Cellular Corporation held its teleconference discussing the financial results for the first quarter of 2003. Exhibit 99.2 is a copy of the prepared script from the first quarter teleconference.  An audio replay of the teleconference can be accessed by logging onto the Company’s website at www.RCCwireless.com or by dialing (800) 925-3968.

In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the press release contains Non-GAAP financial measures (as determined under the SEC Regulation G).  Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern.  The Company’s earnings release contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: May 13, 2003